      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000
                                                      REGISTRATION NO. 333-____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------
                             ZOOM TELEPHONICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           CANADA                                             NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                                207 SOUTH STREET
                                BOSTON, MA 02111
                                 (617) 423-1072
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                       -----------------------------------
                                FRANK B. MANNING
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                207 SOUTH STREET
                                BOSTON, MA 02111
                                 (617) 423-1072
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                       ----------------------------------
                                   COPIES TO:
                            LAWRENCE M. LEVY, ESQUIRE
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                               TEL: (617) 856-8200
                               FAX: (617) 856-8201
                       ----------------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

=================================================================================================================================
                                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------- -------------------------------------
                                         AMOUNT                PROPOSED                 PROPOSED
      TITLE OF EACH CLASS OF              TO BE            MAXIMUM OFFERING        MAXIMUM AGGREGATE     AMOUNT OF REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED          PRICE PER SHARE           OFFERING PRICE                FEE
---------------------------------------------------------------------------------------------------------------------------------
    Common Stock, no par value          1,500,000               5.03(1)              $7,545,000(1)               $1,992
---------------------------------------------------------------------------------------------------------------------------------

--------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low prices of Zoom's common stock as reported on the Nasdaq National Market on June 5, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

==============================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE COMMON STOCK OFFERED HEREBY HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE COMMON STOCK MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON STOCK AND IT IS NOT SEEKING AN OFFER TO BUY THE COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE ___, 2000

                                   PROSPECTUS


                             ZOOM TELEPHONICS, INC.

                                1,500,000 Shares

                                  Common Stock



We are offering up to 1,500,000 shares of our common stock under this prospectus. The offering price of the shares will be determined pursuant to our negotiations with the purchasers. This prospectus allows us to issue shares of common stock within the next two years, which means:

         - we may issue the shares of common stock offered under this prospectus from time to time;

         - we will provide a prospectus supplement each time we issue shares of common stock under this prospectus; and

         - each prospectus supplement will contain information about the terms of the offering to which it relates, including the offering price, and may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any prospectus supplement before you invest.

Our common stock is traded on the Nasdaq National Market under the symbol "ZOOM". On June 5, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $5.0625 per share.

AN INVESTMENT IN THE COMMON STOCK OFFERED UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             The date of this prospectus is June ___, 2000.

                               PROSPECTUS SUMMARY

THIS SUMMARY BRIEFLY DESCRIBES OUR BUSINESS AND OUR PROPOSED SALE OF COMMON STOCK UNDER THIS PROSPECTUS.

                             ABOUT ZOOM TELEPHONICS

We design, produce and market dial-up and broadband modems, wireless local area network products, and other communications products that enable people to connect their computers through the Internet, the dial-up telephone network and local area networks.

Our objective is to build upon our position as a leading supplier of Internet access devices and to take advantage of a number of current and emerging trends in computer connectivity including Internet access, higher data rates, broadband applications, and alternatives to traditional wired local area networks. We intend to achieve our objective by:

         -  building upon and exploiting our Zoom and Hayes brands;
         - continuing to develop dial-up, cable and DSL modems, wireless networking, home phoneline networking and gateway products;
         - expanding our current distribution channels of high-volume retailers, value-added resellers, Internet Service Providers and distributors to also include cable and telephone companies;
         -  expanding our international product line and distribution network;
         - maintaining low costs through cost-effective product designs and careful sourcing of components and outsourced manufacturing; and
         -  exploring strategic acquisitions.

Our current products and products under development are as follows:

DIAL-UP MODEMS. To date our revenues have come primarily from sales of our dial-up modems. Our dial-up modems connect personal computers and other devices to the local telephone line for transmission of data, fax, voice, and video. Our dial-up modems enable personal computers and other devices to connect to other computers and networks, including the Internet and local area networks, at top data speeds of 56,000 bits per second. We also have a line of integrated services digital network products, which can transmit and receive data simultaneously at up to 128,000 bits per second.

In March and April of 1999, we acquired substantially all of the modem assets of Hayes Microcomputer Products, Inc., a former leader in the modem industry. We now sell and market dial-up modems under the Zoom and Hayes names, as well as under various other private-label brands developed for some of our large accounts.

While we continue to believe there are opportunities to expand our dial-up modem business in the United States and worldwide, we are also developing new broadband, home gateway, and networking products, all of which provide faster connection speeds than dial-up modems.

WIRELESS LOCAL AREA NETWORK PRODUCTS. Wireless local area network products enable the connection of a notebook or desktop computer to another computer or an existing local area network using a wireless data communication standard. We are currently shipping a variety of models of wireless products.

CABLE MODEMS. Cable modems provide a high-bandwidth connection to the Internet through a cable-TV cable that connects to compatible equipment at or near the cable service provider. We expect to begin shipping a line of cable modems during the year 2000. Our first cable modems are expected to incorporate the DOCSIS standard, the standard used in the United States and many other countries. One of our models is expected to connect to a PC through its Ethernet port, and one model is expected to connect to a PC's internal PCI bus. We are also pursuing Cablelabs qualification for these modems. Obtaining Cablelabs qualification is difficult and there is no guarantee that we will obtain qualification.

DSL MODEMS. DSL modems provide a high-bandwidth connection to the Internet through a standard telephone line that connects to compatible DSL equipment in or near the central telephone office. We expect to begin shipping a line of DSL modems during the year 2000. Our first DSL modems, which are expected to be offered as an external USB model and an internal PCI model, are expected to incorporate the standards that are most popular with U.S. telephone companies and Internet Service Providers, such as G.Lite and G.DMT. We expect to pursue telephone company qualification for our DSL modems. We cannot guarantee that we will obtain qualification.

We are a Canadian holding company. Our operations are carried out by our wholly-owned subsidiary, Zoom Telephonics, Inc., a Delaware corporation. Our principal executive offices are located at 207 South Street, Boston, MA 02111.

                                  THE OFFERING

Common Stock offered under this prospectus ........   1,500,000 shares

Common Stock outstanding after the offering .......   9,244,547 shares

Nasdaq National Market Symbol .....................   ZOOM

Use of Proceeds ...................................   For general corporate purposes, including acquisitions
                                                      or investments in complementary businesses, working
                                                      capital, research and development, sales and marketing, and expansion of operations and infrastructure.

The number of shares outstanding after the offering is based on 7,744,547 shares our common stock that were outstanding as of June 5, 2000. The number of shares outstanding after the offering does not include 1,695,566 shares issuable upon exercise of outstanding stock options to purchase 1,695,566 shares of our common stock, which were outstanding as of June 5, 2000.

                                  RISK FACTORS

THE COMMON STOCK WE ARE OFFERING UNDER THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT BEFORE DECIDING TO PURCHASE THE COMMON STOCK.

WE MAY CONTINUE TO INCUR SIGNIFICANT LOSSES.

We incurred net losses of approximately $1.4 million in fiscal 1999 and $941,415 in the first quarter of fiscal 2000. Although we have developed a strategic business plan under which we expect to become profitable, we cannot predict when we will become profitable, if at all.

We anticipate that our expenses will increase substantially in the foreseeable future as we:

         -  develop our broadband access products, such as cable and DSL modems and wireless local area network and Internet gateway products;
         -  increase our efforts to expand our sales channels to include cable and telephone companies; and
         - increase our employee headcount and level of marketing in anticipation of our future growth.

Because we expect to continue to invest in our business ahead of future revenues, we expect that we will continue to incur operating losses for the foreseeable future. We cannot guarantee that our expenditures will significantly increase our revenues, if at all. If we fail to significantly increase our revenues as we implement our strategies, our losses will increase and our business will be harmed.

CONTINUED FLUCTUATIONS IN OUR OPERATING RESULTS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL.

Our operating results have fluctuated in the past and are likely to fluctuate in the future. It is possible that our revenues and operating results will be below the expectations of securities analysts and investors in future quarters. If we fail to meet or surpass the expectations of securities analysts or investors, the market price of our common stock will most likely fall. Factors that have affected and may in the future affect our operating results include:

         - the overall demand for dial-up, cable and DSL modems, wireless local area network products, and other communication products;
         - the timing of new product announcements and releases, such as our cable and DSL modems, by us and our competitors;
         - successful testing and qualification of our products, such as Cablelabs qualification of cable modems and telephone company qualification of DSL modems;
         -  variations in the number and mix of products we sell;
         - the timing of customer orders and adjustments of delivery schedules to accommodate our customers' programs;
         - the availability of components, materials and labor necessary to produce our products;
         - the timing and level of expenditures in anticipation of future sales;
         -  pricing and other competitive conditions; and
         -  seasonality.

TO STAY IN BUSINESS WE MAY REQUIRE FUTURE ADDITIONAL FUNDING WHICH WE MAY BE UNABLE TO OBTAIN ON FAVORABLE TERMS, IF AT ALL.

Over time, we may require additional financing for our operations or potential acquisitions. This additional financing may not be available to us on a timely basis if at all, or, if available, on terms acceptable to us. Our business strategy involves significant increases in our expenditures for a variety of sales and marketing activities and product research and development. If we fail to obtain acceptable additional financing when needed, we may be required to reduce our planned expenditures or forego acquisition opportunities, which could reduce our revenues, increase our losses, and harm our business. Moreover, additional equity financing could dilute the per share value of our shares for existing stockholders, while additional debt financing could restrict our ability to make capital expenditures or incur additional indebtedness, all of which would impede our ability to succeed.

WE MAY HAVE DIFFICULTY MANAGING THE EXPANSION OF OUR OPERATIONS, AND ANY FAILURE TO DO SO WILL HARM OUR BUSINESS.

We anticipate growth in the number of our employees and the scope of our operations, as we attempt to grow our customer base and develop and seize market opportunities in the broadband access industry. Our expansion could place a significant strain on our senior management team and operational and financial resources. To manage the anticipated growth of our operations and personnel, we may need to improve or replace our existing operational and financial systems, procedures and controls. We also will need to expand, train and manage our growing employee base as well as expand and maintain close coordination among our sales and marketing, research and development, finance, administrative and operations personnel. We cannot guarantee that our current and future systems, procedures and controls will be adequate to support our future operations, that we will be able to hire, train, retain, motivate and manage the required personnel or that we will be able to identify, manage, and benefit from existing and potential strategic relationships and market opportunities. If we do not effectively manage the planning and other process control issues presented by such an expansion, our business will suffer. If we are unable to undertake new business due to a shortage of staff or technology resources, our growth will be impeded. Therefore, there may be times when our opportunities for revenue growth may be limited by the capacity of our internal resources rather than by the absence of market demand.

OUR CUSTOMER BASE IS CONCENTRATED AND THE LOSS OF ONE OR MORE OF OUR CUSTOMERS COULD HARM OUR BUSINESS.

Relatively few customers have accounted for a substantial portion of our net sales. In fiscal 1999, 27% of our net sales were attributable to two customers. In the first quarter ended March 31, 2000, 24% of our net sales were attributable to two customers. Because our customer base is concentrated, a loss of a significant customer or a reduction or delay in orders or a default in payment from any of our top customers could significantly reduce our sales.

OUR FAILURE TO MEET CHANGING CUSTOMER REQUIREMENTS AND EMERGING INDUSTRY STANDARDS WOULD ADVERSELY IMPACT OUR ABILITY TO SELL OUR PRODUCTS.

The market for PC communications products and high-speed broadband access products is characterized by rapidly changing customer demands and short product life cycles. Some of our product developments and enhancements have taken longer than planned and have delayed the availability of our products, which adversely affected our sales and profitability in the past. Any significant delays in the future may adversely impact our ability to sell our products, and our results of operations and financial condition may be adversely affected. Our future success will depend in large part upon our ability to:

         -  identify and respond to emerging technological trends in the market;
         - develop and maintain competitive products that meet changing customer demands;
         - enhance our products by adding innovative features that differentiate our products from those of our competitors;
         -  bring products to market on a timely basis;
         -  introduce products that have competitive prices; and
         - respond effectively to new technological changes or new product announcements by others.

OUR FUTURE SUCCESS DEPENDS IN PART ON OUR ABILITY TO ENHANCE OUR EXISTING PRODUCTS AND TO DEVELOP NEW PRODUCTS.

We have developed and marketed a limited number of different product types. To date our product introductions have focused on the development and enhancement of our dial-up modems, wireless products and other communications products. We believe that our future success will depend in large part on our ability to enhance our existing products and to develop new products, such as cable and DSL modems, which meet regulatory and customer requirements. The uncertainties inherent with product development and introduction create a risk that we will be unsuccessful in introducing new products or product enhancements on a timely basis, if at all. Our failure to introduce new products or to enhance our existing products on a timely basis has in the past and may in the future cause our stock price to fluctuate. The enhancement and development of our products are subject to risks associated with new product development of broadband access products. These risks include:

         -  unanticipated delays;
         -  budget overruns;
         -  technical problems;
         - regulatory approval from the Federal Communications Commission and other regulatory authorities;
         - successful testing and qualification of our products, such as Cablelabs qualification of cable modems and telephone company qualification of DSL modems; and
         - other difficulties that could result in the abandonment or substantial change in the commercialization of these enhancements or new products.

OUR AVERAGE SELLING PRICES FOR OUR DIAL-UP MODEMS HAVE DECLINED, WHICH HAS HAD AN ADVERSE AFFECT ON OUR OPERATING RESULTS.

The dial-up modem industry has been characterized by decline of average selling prices. The decline in average selling prices is due to a number of factors, including technological change and competition. As industry standards for cable and DSL modems continue to evolve, it is likely that there will be an increased retail distribution of cable and DSL modems, which could put further price pressure on our dial-up modems and any cable or DSL modems that we introduce in the future. Decreasing average selling prices could result in decreased revenue even if the number of units sold increase. As a result of decreased average selling prices, we have experienced and we may in the future experience substantial period to period fluctuations in operating results.

OUR OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BECAUSE OF PRICE PROTECTION PROGRAMS.

In 1997, 1998 and, to a lesser extent, in 1999, our operating results were adversely affected by reductions in average selling prices because we had to give credits to some of our customers as a result of price protection. We offer price protection to some of our customers with respect to products these customers purchase from us. Specifically, when we reduce the price for a product, the customer receives a credit for the difference between the customer's original purchase price and our reduced price for the product, for all unsold product at the time of the price reduction. In fiscal 1999, a slower decline in our selling prices mitigated the impact of these price reductions.

WE MAY BE SUBJECT TO PRODUCT RETURNS RESULTING FROM DEFECTS IN OR OVERSTOCKING OF OUR PRODUCTS. PRODUCT RETURNS COULD RESULT IN THE FAILURE TO ATTAIN MARKET ACCEPTANCE OF OUR PRODUCTS, WHICH WOULD HARM OUR BUSINESS.

If our products contain undetected defects, errors or failures, we could face

         -  delays in the development of our products,
         -  numerous product returns, and
         -  other losses to us or to our customers or end users.

Any of these occurrences could also result in the loss of or delay in market acceptance of our products, either of which would harm our business and reduce our sales. We are also exposed to the risk of product returns from our customers as a result of contractual stock rotation privileges and our practice of assisting some of our customers in balancing their inventories. Overstocking has in the past led and may in the future lead to higher than normal returns.

WE MAY BE UNABLE TO PRODUCE SUFFICIENT QUANTITIES OF OUR PRODUCTS BECAUSE WE DEPEND ON THIRD-PARTY MANUFACTURERS. IF THESE THIRD-PARTY MANUFACTURERS FAIL TO PRODUCE QUALITY PRODUCTS AND IN A TIMELY MANNER, OUR ABILITY TO FULFILL OUR CUSTOMER ORDERS WOULD BE ADVERSELY IMPACTED.

We use contract assemblers located in the United States, Mexico and China to assemble our products to help assure low costs, rapid market entry and reliability. Any manufacturing disruption could impair our ability to fulfill orders. Our failure to fulfill orders would adversely affect our revenues. Although we work with more than one third-party manufacturer, many of our products are manufactured by only one manufacturer. Since third parties manufacture our products and we expect this to continue in the future, our success will depend, in part, on the ability of third parties to manufacture our products cost effectively and in sufficient quantities to meet our customer demand.

We are subject to the following risks because of our reliance on third party manufacturers:

         -  reduced management and control of component purchases;
         -  reduced control over delivery schedules;
         -  reduced control over quality assurance;
         -  reduced control over manufacturing yields;
         -  lack of adequate capacity during periods of excess demand;
         -  limited warranties on products supplied to us;
         -  increases in prices;
         - interruption of supplies from an assembler as a result of a fire, natural calamity, strike or other significant event; and
         -  misappropriation of our intellectual property.

WE MAY BE UNABLE TO OBTAIN CERTAIN COMPONENTS FOR OUR MODEMS BECAUSE OF THE HIGH DEMAND AND RELATIVELY LOW AVAILABILITY OF THESE COMPONENTS. IF WE FAIL TO OBTAIN THESE COMPONENTS OUR BUSINESS WOULD BE HARMED BECAUSE WE WOULD BE UNABLE TO MANUFACTURE CERTAIN PRODUCTS.

Certain components used in our modems, such as tuners, memory components, and capacitors, are currently in high demand. There is currently a shortage of these components. If we are unable to obtain these components in a timely manner or at all, we would be unable to manufacture some of our modem products and our business would be harmed.

WE MAY BE UNABLE TO PRODUCE SUFFICIENT QUANTITIES OF OUR PRODUCTS BECAUSE WE OBTAIN CERTAIN KEY COMPONENTS FROM, AND DEPEND ON, CERTAIN SOLE OR LIMITED SOURCE SUPPLIERS. IF WE ARE UNABLE TO OBTAIN COMPONENTS FROM OUR SOLE OR LIMITED SOURCE SUPPLIERS, WE WOULD BE UNABLE TO SHIP OUR PRODUCTS IN A TIMELY MANNER AND OUR RELATIONSHIPS WITH OUR CUSTOMERS WOULD BE HARMED.

We obtain certain key parts, components and equipment from sole or limited sources of supply. For example, we obtain modem chipsets from Lucent Technologies and Conexant Systems, Inc. In addition, Intersil is our only wireless chipset supplier. In the past, we have experienced delays in receiving shipments of modem chipsets from our sole source suppliers. We may experience similar delays in the future. Any interruption in the operations of suppliers of sole or limited source parts could affect our ability to meet our scheduled product deliveries to our customers.

Our business would be harmed if any of our sole-source suppliers:

         - fail to produce chipset enhancements or new chipsets on a timely basis;
         - stop selling their products or components to us at commercially reasonable prices; or
         -  refuse to sell their products or components to us at any price.

If we are unable to obtain a sufficient supply of components from our current sources, we could experience difficulties in obtaining alternative sources or in altering product designs to use alternative components. Resulting delays or reductions in product shipments could damage relationships with our customers and our customers could decide to purchase products from our competitors. Inability to meet our customers' demand or a decision by one or more of our customers to purchase products from our competitors could harm our operating results.

SALES OF OUR PRODUCTS DEPEND ON THE WIDESPREAD ADOPTION OF BROADBAND ACCESS PRODUCTS. IF THE DEMAND FOR BROADBAND ACCESS SERVICES DOES NOT DEVELOP, THEN OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

Although we are continuing to enhance our existing dial-up modems, wireless products and other communications products, our growth will be strongly affected by our sale of cable and DSL modems. We have invested, and are continuing to invest, substantial resources to develop cable and DSL modems and other broadband access products. We would be unable to generate significant revenues from sales of our broadband products and we will have expended significant resources on products for which we are generating limited or no revenues, if:

         - the market for broadband access products, such as cable and DSL modems, does not develop further or develops slower than we expect;
         -  we do not market our broadband products effectively; or
         -  our broadband products do not obtain market acceptance.

Certain critical factors will likely affect our ability to develop a market and obtain market acceptance for our broadband access products. These factors include:

         -  inconsistent quality and reliability of service;
         -  lack of availability of cost-effective, high-speed service;
         -  inability to integrate business applications on the Internet;
         -  lack of interoperability among multiple vendors' network equipment;
         -  congestion in service providers' networks;
         -  inadequate security; and
         -  inability to meet growing demands for increasing bandwidth.

WE MAY BE UNABLE TO RECOUP OUR INVESTMENTS IN RESEARCH AND DEVELOPMENT OF NEW PRODUCTS.

The technical innovations required for us to remain competitive in the broadband access industry are complex, require long development cycles, and entail a significant amount of research and development expenditures. We have invested and will continue in the future to invest in research and development to develop new products and to enhance our existing technologies and products. In fiscal 1997, 1998 and 1999 we incurred $4.2 million, $4.4 million and $6.4 million in research and development costs. Growth in our research and development activities is primarily related to our initiatives in the broadband, advanced networking and gateway product areas. We will incur most our research and development expenses before the technical feasibility or commercial viability of our enhanced or new products can be ascertained. Revenues from our future or enhanced products may be insufficient to recover our associated research and development costs.

WE MAY BE UNABLE TO MAINTAIN OR INCREASE OUR SALES THROUGH OUR EXISTING OR NEW SALES CHANNELS.

We primarily sell our products through high-volume retailers, independent distributors, and OEMs. Sales to each of these distribution channels are subject to the following risks which, if they materialize, would have a material adverse effect on our results of operations because our sales would be significantly reduced.

         RETAILERS:

         Our sales to retailers have historically constituted the largest percentage of our net sales. Due to competition for limited shelf space, retailers have the ability to negotiate favorable terms of sale, including price discounts and product return policies. We may be unable to maintain or increase our sales to retailers on favorable terms, if at all.

         INDEPENDENT DISTRIBUTORS:

         Our independent distributors generally are not contractually committed to future purchases of our products and may carry our competitors products. Many of our distributors could discontinue carrying our products at any time.

         OEMS:

         OEMs may require special distribution arrangements and product pricing. We may be unsuccessful in developing products for sales to OEMs or maintaining or increasing sales to OEMs on favorable terms.

WE MAY BE UNABLE TO USE OUR EXISTING SALES CHANNELS OR FIND NEW SALES CHANNELS FOR OUR NEW BROADBAND ACCESS PRODUCTS.

Although we believe that we will use our existing sales channels for sales of our new broadband access products, we plan to expand our sales channels to include cable and telephone companies. If we are unable to successfully develop, manufacture and market our broadband access products to any of these sales channels, then sales of our broadband access products could be materially and adversely affected.

BECAUSE THE MARKET FOR HIGH-SPEED COMMUNICATIONS PRODUCTS AND SERVICES HAS MANY COMPETING TECHNOLOGIES, THE DEMAND FOR OUR PRODUCTS AND SERVICES IS UNCERTAIN.

The market for high-speed communications products and services has a number of competing technologies. Some of these competing technologies are:

         - access solutions provided by telephone network service providers, such as dial-up modems, integrated services digital networks and T1 services;
         -  broadband wireless technologies; and
         -  broadband cable and DSL technologies.

Although we currently sell or plan to sell products which have the technologies described above, the market for high-speed communication products and services is fragmented and still in its development stage. The introduction of new products by competitors, market acceptance of products based on new or alternative technologies, or the emergence of new industry standards could render our products less competitive or obsolete. If any of these events occur, we may be unable to sustain or grow our business. In addition, if any of one or more of the alternative technologies gain market share at the expense of another technology, demand for our products may be reduced, and we may be unable to sustain or grow our business.

WE FACE SIGNIFICANT COMPETITION, WHICH COULD RESULT IN DECREASED DEMAND FOR OUR PRODUCTS OR SERVICES.

We may be unable to compete successfully. A number of companies have developed, or are expected to develop, products that compete or will compete with our products. Furthermore, many of our current and potential competitors have significantly greater resources than we do. Intense competition, rapid technological change and evolving industry standards could decrease demand for our products or make our products obsolete. Our competitors by product group include the following:

         - DIAL-UP MODEM COMPETITORS: 3Com, Action Tec, Best Data, Creative Labs, Elsa, GVC, S3 and Viking.
         -  CABLE MODEM COMPETITORS: 3Com, Com21, Motorola and Terayon.
         -  DSL MODEM COMPETITORS: 3Com and Efficient Networks.
         - WIRELESS LOCAL AREA NETWORK COMPETITORS: 3Com, Cisco Systems, Lucent, and Proxim.

The principal competitive factors in our industry include the following:

         -  product performance, features and reliability;
         -  price;
         -  product availability and lead times;
         -  size and stability of operations;
         -  breadth of product line;
         -  sales and distribution capability;
         -  technical support and service;
         -  relationships with providers of broadband access services; and
         -  compliance with industry standards.

OUR BUSINESS IS DEPENDENT ON THE INTERNET AND THE DEVELOPMENT OF THE INTERNET INFRASTRUCTURE.

Our success will depend in large part on increased use of the Internet to increase the need for high-speed communications products. Critical issues concerning the commercial use of the Internet remain largely unresolved and are likely to affect the development of the market for our products. These issues include security, reliability, cost, ease of access and quality of service. Our success also will depend on the growth of the use of the Internet by businesses, particularly for applications that utilize multimedia content and that require high bandwidth. The recent growth in the use of the Internet has caused frequent periods of performance degradation. This has required the upgrade of routers, telecommunications links and other components forming the infrastructure of the Internet by Internet service providers and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our products. Potentially increased performance provided by our products and the products of others ultimately is limited by and reliant upon the speed and reliability of the Internet backbone itself. Consequently, the emergence and growth of the market for our products will depend on improvements being made to the entire Internet infrastructure to alleviate overloading.

CHANGES IN CURRENT OR FUTURE LAWS OR GOVERNMENTAL REGULATIONS THAT NEGATIVELY IMPACT OUR PRODUCTS AND TECHNOLOGIES COULD HARM OUR BUSINESS.

The jurisdiction of the Federal Communications Commission, or the FCC, extends to the entire communications industry including our customers and their products and services that incorporate our products. Our products are also required to meet the regulatory requirements of Industry Canada and other countries throughout the world where our products are sold. Obtaining government regulatory approvals is time consuming and very costly. In the past, we have encountered delays in the introduction of our cable modems as a result of government certifications. We may face further delays if we are unable to comply with governmental regulations. Delays caused by the time it takes to comply with regulatory requirements may result in order cancellations or postponements of product purchases by our customers, which would harm our business.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO A NUMBER OF RISKS INHERENT IN INTERNATIONAL ACTIVITIES.

Our international sales accounted for approximately 29% of our revenues in fiscal 1999 and 30% in the first three months of fiscal 2000. The recent increase in the percentage of revenues received from international sales is primarily attributable to our Hayes European operation, which we acquired in March 1999. Currently, our operations are significantly dependent on our international operations and may be materially and adversely affected by many factors including:

         - international regulatory and communications requirements and policy changes;
         -  favoritism towards local suppliers;
         - difficulties in inventory management, accounts receivable collection and the management of distributors or representatives;
         -  difficulties in staffing and managing foreign operations;
         -  political and economic changes and disruptions;
         -  governmental currency controls;
         -  shipping costs;
         -  currency exchange rate fluctuations; and
         -  tariff regulations.

We anticipate that our international sales will continue to account for a significant percentage of our revenues. If foreign markets for our current and future products develop more slowly than currently anticipated or if foreign countries decide not to construct the infrastructure necessary to operate broadband access products, our future results of operations may be harmed.

FLUCTUATIONS IN THE FOREIGN CURRENCY EXCHANGE RATES IN RELATION TO THE U.S. DOLLAR COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS.

Changes in currency exchange rates that increase the relative value of the U.S. dollar may make it more difficult for us to compete with foreign manufacturers on price or otherwise have a material adverse effect on our sales and operating results. A significant increase in our foreign denominated sales would increase our risk associated with foreign currency fluctuations.

OUR FUTURE SUCCESS WILL DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND KEY RESEARCH AND DEVELOPMENT PERSONNEL WITH EXPERTISE IN HARDWARE AND SOFTWARE DEVELOPMENT.

The loss of any of our executive officers or key research and development personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel could harm our business. Because of the recent explosion of the "high-tech" industry, competition for personnel, particularly hardware and software engineers and other technical personnel, is extremely intense. We may be unable to attract and retain all personnel necessary for the development of our business. In addition, the loss of Frank B. Manning, our president and chief executive officer, or Peter Kramer, a senior vice president, some other member of the management team, a key engineer or other key individual contributors, could harm our relations with our customers, our ability to respond to technological change, and our business.

OUR BUSINESS MAY BE HARMED BY ACQUISITIONS WE MAY COMPLETE IN THE FUTURE.

We may pursue acquisitions of related businesses, technologies, product lines or products. Our identification of suitable acquisition candidates involves risk inherent is assessing the values, strengths, weaknesses, risks and profitability of acquisition candidates, including the effects of the possible acquisition on our business, diversion of our management's attention, and risk associated with unanticipated problems or latent liabilities. If we are successful in pursuing future acquisitions, we expect to expend significant funds, incur additional debt or issue additional securities, which may harm our revenues and business and be dilutive to our stockholders. If we spend significant funds or incur additional debt, our ability to obtain financing for working capital or other purposes could decline and we may be more vulnerable to economic downturns and competitive pressures. We cannot guarantee that we will be able to finance additional acquisitions or that we will realize any anticipated benefits from acquisitions that we complete. Should we successfully acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing business. Acquisitions could also result in goodwill or other intangible assets which could create substantial ongoing amortization charges against our earnings over the useful lives of the assets acquired. We have no current plans, agreements or commitments with respect to any acquisitions.

WE HAVE HAD AND MAY IN THE FUTURE HAVE DIFFICULTY PROTECTING OUR INTELLECTUAL PROPERTY.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely primarily on trade secret laws, confidentiality procedures, patents, copyrights, trademarks and licensing arrangements to protect our intellectual property. The steps we take to protect our technology may be inadequate. Existing trade secret, trademark and copyright laws offer only limited protection. Our patents could be invalidated or circumvented. The laws of some foreign countries in which our products are or may be developed, manufactured or sold may not protect our products or intellectual property rights to the same extent as do the laws of the United States. This may make the possibility of piracy of our technology and products more likely. We cannot assure that the steps that we have taken to protect our intellectual property will be adequate to prevent misappropriation of our technology.

WE COULD INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

Particular aspects of our technology could be found to infringe on the intellectual property rights or patents of others. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology necessary to our business. We cannot predict the extent to which we may be required to seek licenses. We cannot assure that the terms of any licenses we may be required to seek will be reasonable.

OUR EXECUTIVE OFFICERS AND DIRECTORS MAY CONTROL CERTAIN MATTERS TO BE VOTED ON BY THE STOCKHOLDERS. THESE OFFICERS AND DIRECTORS MAY VOTE IN A MANNER THAT IS NOT IN YOUR BEST INTERESTS.

Our executive officers and directors beneficially own, in the aggregate, approximately 19.1% of our outstanding common stock. As a result, in practicality, these stockholders control certain matters to be voted on by the stockholders. These matters include the election of directors, amendments to our charter and approval of significant corporate transactions. These executive officers and directors may vote as stockholders in a manner that is not in your best interests.

THE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT YOUR INVESTMENT IN OUR COMMON STOCK.

The market price of our common stock has been and may continue to be highly volatile. We believe that a variety of factors have caused and could in the future cause the stock price of our common stock to fluctuate, including:

         - announcements of developments related to our business, including announcements of certification by the FCC or other regulatory authorities of our or our competitors products;
         - quarterly fluctuations in our actual or anticipated operating results and order levels;
         -  general conditions in the worldwide economy;
         -  announcements of technological innovations;
         -  new products or product enhancements by us or our competitors;
         - developments in patents or other intellectual property rights and litigation; and
         -  developments in our relationships with our customers and suppliers.

In addition, in recent years the stock market in general and the markets for shares of small capitalization and "high-tech" companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Any fluctuations in the future could adversely affect the market price of our common stock and the market price of our common stock may decline.

BECAUSE WE ARE A CANADIAN CORPORATION, WE ARE SUBJECT TO LAWS THAT MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE IN CONTROL OF OUR COMPANY.

An investment in our common stock that results in a change of control may be subject to the review and approval of the Canadian governmental authorities. If the Canadian governmental authorities have to approve and review an investment that may result in a change of control, the investment will be delayed and possibly prevented.

Generally, under the Canada Business Corporations Act, at least one-third of our directors and any committees of the board of directors must be Canadian residents. If our sales in Canada exceed five percent of our net sales, then one-half of our directors and any committees of the board of directors must be Canadian residents.

INVESTORS IN OUR COMMON STOCK MAY BE SUBJECT TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Based on our net tangible book value as of March 31, 2000, and assuming an offering price of $12.00 per share, purchasers of our common stock offered under this prospectus will experience immediate and substantial dilution of $6.35 per share.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC or the SEC's Website described above.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

         1.  Annual Report on Form 10-K for the fiscal year ended
             December 31, 1999;

         2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

         3. Proxy Statement used for our annual meeting of stockholders to be held on June 16, 2000; and

         4. The description of our common stock contained in the registration statement on Form 10 dated June 29, 1990 (File No. 0-18672) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at the following address:

                             Zoom Telephonics, Inc.
                                207 South Street
                                Boston, MA 02111
                                 (617) 423-1072

You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                  WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under "Summary" and "Risk Factors," and in the documents incorporated by reference, are forward-looking made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In essence, forward-looking statements are predictions of future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and in the other documents filed with the SEC that we have referred you to in evaluating our forward-looking statements.

You should understand also that we have no plans to update our forward-looking statements. Our forward-looking statements are accurate only as of the date of this prospectus, or in the case of forward-looking statements in documents incorporated by reference, as of the date of those documents.

We identify forward-looking statements with the words "plans," "expects," "anticipates," "estimates," "will," "should" and similar expressions. Examples of our forward-looking statements may include statements related to:

         -  our plans, objectives, expectations and intentions;
         -  our anticipated growth;
         - the timing of, availability, cost of development and functionality of products under development or recently introduced;
         - our anticipated introduction of advanced cable and DSL modems and other broadband access solutions;
         -  our potential as a significant player in the cable and DSL markets;
            and
         -  our ability to expand our dial-up modem market share.

                                    DILUTION

At March 31, 2000, we had a net tangible book value of $34,316,641 or approximately $4.43 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in the offering pursuant to this prospectus and the pro forma net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the sale of 1,500,000 shares of common stock in this offering at an assumed offering price of $12.00 per share and the application of the estimated net proceeds therefrom (after deducting estimated offering expenses), but without taking into account any other changes in our pro forma net tangible book value after March 31, 2000, our pro forma net tangible book value as of March 31, 2000 would have been $52,232,149, or $5.65 per share. This represents an immediate increase in net tangible book value of $1.22 per share to existing stockholders and an immediate dilution in net tangible book value of $6.35 per share to purchasers of common stock in the offering, as illustrated in the table below.

--------------------------------------------------------------------------------------------------------
       Assumed public offering price per share                                             $12.00
           Net tangible book value per share before
             the offering                                                    $4.43
           Increase per share attributable to new investors                   1.22
       Pro forma net tangible book value per share after the offering                        5.65
       Dilution per share to new investors                                                  $6.35
--------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

We do not know the number of shares of common stock that we will ultimately sell under this prospectus, nor do we know the prices at which such shares of common stock will be sold. We cannot guarantee that we will receive any proceeds in connection with this offering.

We have not designated specific uses for the net proceeds, if any, from the sale our common stock under this prospectus. Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds of this offering, if any, for general corporate purposes, including working capital, increased spending on sales and marketing, research and development, and expansion of our operational and administrative infrastructure. We may also use a portion of the net proceeds of this offering, if any, to acquire or invest in complementary businesses. We have no current plans, agreements or commitments with respect to any acquisitions or investments.

We will retain broad discretion in the allocation of the net proceeds, if any, of this offering. The amounts we actually spend may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described in "Risk Factors."


                              PLAN OF DISTRIBUTION

We may offer the common stock:

         -  directly to institutional investors or other purchasers;

         -  to or through underwriters;

         -  through dealers, agents or institutional investors; or

         -  through a combination of such methods.

Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

         - the identity of any underwriters, dealers, agents or investors who purchase the common stock, as required;

         - the material terms of the distribution, including the number of shares sold and the consideration paid;

         - the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

         - the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws;

         - the intention of an underwriter, dealer or agent to engage in passive market making transactions as permitted by Rule 103 of Regulation M; and

         - the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

Any shares of common stock sold pursuant to this prospectus will be listed on the Nasdaq National Market, subject to official notice of issuance. In order to comply with the securities laws of certain states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

For the purpose of this offering, Thomas Rondeau, our Canadian counsel, will provide us with an opinion as to the validity of the common stock that may be offered with this prospectus.


                                     EXPERTS

The financial statements and related financial statement schedule of Zoom Telephonics, Inc. as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SEC. YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED IN THIS PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS.

                                                ZOOM TELEPHONICS, INC.

                                                   1,500,000 Shares

                                                     Common Stock



                                                      PROSPECTUS

                                                    June ___, 2000

                   TABLE OF CONTENTS                     PAGE

PROSPECTUS SUMMARY.....................................   2

RISK FACTORS...........................................   4

WHERE YOU CAN FIND MORE INFORMATION....................   14

WARNINGS REGARDING FORWARD-LOOKING STATEMENTS..........   15

DILUTION...............................................   15

USE OF PROCEEDS........................................   16

PLAN OF DISTRIBUTION...................................   16

LEGAL MATTERS..........................................   17

EXPERTS................................................   17

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities registered hereby. All amounts are estimated except for the SEC and Nasdaq filing fee. Costs of issuance and distribution will be borne by the Registrant as follows:

          SEC Registration Fee..................................   $ 1,992
          Nasdaq Filing Fee.....................................    17,500*
          Accounting Fees and Expenses..........................     5,000*
          Legal Fees and Expenses...............................    50,000*
          Miscellaneous.........................................    10,000*
                   Total........................................   $84,492*

*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 124 of the Canada Business Corporations Act permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.

     The By-Laws of the Registrant provide for the indemnification of directors and officers of the Registrant pursuant to Section 124 of the Canada Business Corporation Act. The By-Laws provide for the indemnification of a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against any and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative proceeding to which such person was made a party by reason of being or having been a director or officer of the Registrant or such other corporation if such person acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, such person had reasonable grounds in believing that the conduct was lawful. The By-Laws provide that the Registrant shall also indemnify any such person in such other circumstances as the Canada Business Corporations Act permits or requires. The By-Laws limit the right of any person entitled to indemnification to claim indemnity apart from the provisions of the By-Laws to the extent permitted by the Canada Business Corporations Act or such other law.

     The Registrant has purchased a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based upon acts or omissions in their capacities as directors or officers.

     The Registrant has entered into indemnification agreements with its directors and certain of its officers pursuant to which the Registrant is contractually obligated to indemnify such persons to the fullest extent permitted by applicable law.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                                                                                            REFERENCE
------                                                                                                            ---------
2.1             Asset Purchase Agreement Between Zoom Telephonics, Inc. and Hayes Microcomputer Products,
                Inc. dated March 8, 1999.                                                                             B
2.2             Asset Purchase Agreement Between Zoom Telephonics, Inc. and Hayes Microcomputer Products,             B
                Inc. dated March 28, 1999.
3.1             Articles of Continuance.                                                                              A
3.2             By-Law No. 1 of Zoom Telephonics, Inc.                                                                A
3.3             By-Law No. 2 of Zoom Telephonics, Inc.                                                                A
4.1             Specimen Certificate for Shares of the Registrant's Common Stock.                                     C
4.2             Description of Capital Stock (contained in By-Law No. 1 of the Registrant filed as Exhibit            A
                3.2)
5               Legal Opinion of Thomas, Rondeau regarding legality of Common Stock                                   A
23.1            Consent of Thomas, Rondeau (contained  in Exhibit 5 hereof)                                           A
23.2            Consent of KPMG LLP                                                                                   A
24              Power of Attorney (contained on pages II-5 hereof).                                                   A

-----------------------
*      Where incorporated from another filing, the number assigned to each
       Exhibit in this Registration Statement is the same as the number assigned to the Exhibit in each filing referenced above.
A.     Filed herewith.
B. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.
C. Incorporated by reference to the Registrant's Registration Statement on Form S-3, filed with the Commission on February 16, 1996 (Registration No. 33-97928).

ITEM 17. UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Not applicable.

    (d) Not applicable.

    (e) Not applicable.

    (f) Not applicable.

    (g) Not applicable.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (i) The undersigned Registrant undertakes that:

         (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (j) Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 8, 2000.

                                          ZOOM TELEPHONICS, INC.


                                          By: /s/ Frank B. Manning
                                              ---------------------------------
                                          FRANK B. MANNING
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Manning and Peter R. Kramer, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                    SIGNATURE                                       TITLE                                 DATE

            /s/ Frank B. Manning                    Principal Executive Officer and                   June 8, 2000
--------------------------------------------
             Frank B. Manning                       Director


            /s/ Robert A. Crist                     Principal Financial Officer                       June 8, 2000
--------------------------------------------
             Robert A. Crist


           /s/ Peter R. Kramer                      Director                                          June 8, 2000
--------------------------------------------
             Peter R. Kramer


           /s/ Bernard Furman                       Director                                          June 8, 2000
--------------------------------------------
             Bernard Furman


             /s/ Lamont Gordon                      Director                                          June 8, 2000
---------------------------------------------
             Lamont Gordon


             /s/ J. Ronald Woods                    Director                                          June 8, 2000
--------------------------------------------
             J. Ronald Woods

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                                                                                            REFERENCE
------                                                                                                            ---------
2.1             Asset Purchase Agreement Between Zoom Telephonics, Inc. and Hayes Microcomputer Products,
                Inc. dated March 8, 1999.                                                                             B
2.2             Asset Purchase Agreement Between Zoom Telephonics, Inc. and Hayes Microcomputer Products,             B
                Inc. dated March 28, 1999.
3.1             Articles of Continuance.                                                                              A
3.2             By-Law No. 1 of Zoom Telephonics, Inc.                                                                A
3.3             By-Law No. 2 of Zoom Telephonics, Inc.                                                                A
4.1             Specimen Certificate for Shares of the Registrant's Common Stock.                                     C
4.2             Description of Capital Stock (contained in By-Law No. 1 of the Registrant filed as Exhibit            A
                3.2)
5               Legal Opinion of Thomas, Rondeau regarding legality of Common Stock                                   A
23.1            Consent of Thomas, Rondeau (contained  in Exhibit 5 hereof)                                           A
23.2            Consent of KPMG LLP                                                                                   A
24              Power of Attorney (contained on pages II-5 hereof).                                                   A

-------------------------
*      Where incorporated from another filing, the number assigned to each
       Exhibit in this Registration Statement is the same as the number assigned to the Exhibit in each filing referenced above.
A.     Filed herewith.
B. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.
C. Incorporated by reference to the Registrant's Registration Statement on Form S-3, filed with the Commission on February 16, 1996 (Registration No. 33-97928).


                                       E-1